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Exhibit 32

CERTIFICATIONS UNDER SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

        Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of iBasis, Inc., a Delaware corporation (the "Company"), does hereby certify, to such officer's knowledge, that:

        The Quarterly Report on Form 10-Q for the three months ended September 30, 2008 (the "Form 10-Q") of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 7, 2008	/s/ OFER GNEEZY
Ofer Gneezy President and Chief Executive Officer (Principal Executive Officer)
Date: November 7, 2008	/s/ RICHARD TENNANT
Richard Tennant Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

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  Exhibit 32
CERTIFICATIONS UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002